4

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2014

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Extra Space Storage Inc. (the “Company”) has acquired 28 properties in separate transactions since December 31, 2013, for an aggregate purchase price of approximately $331.0 million, with an additional four properties probable of acquisition for approximately $38.0 million. Under the rules and regulations of the Securities and Exchange Commission, these completed and probable property acquisitions are individually insignificant, but, in the aggregate, are significant. In certain circumstances, Regulation S-X requires the presentation of audited statements of revenues and certain operating expenses for a majority of the individually insignificant properties acquired since the end of the Company’s most recent fiscal year or probable of acquisition when these properties are significant in the aggregate. As a result, the Company is presenting statements of revenues and certain operating expenses for the properties purchased from various entities affiliated with Mini Price Storage (which represent a majority of all properties acquired or probable of acquisition, based on purchase price, subsequent to December 31, 2013).  The probable acquisitions described above are subject to the completion of due diligence and the satisfaction of other closing conditions, and there can be no assurances that these conditions will be satisfied or that the acquisitions will close on the terms described herein, or at all.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial Statements of Properties Acquired.

Audited historical financial statements and unaudited interim periods:

Mini Price Storage, acquired January 7, 2014

Independent Auditor’s Report

Statements of Revenues and Certain Operating Expenses

Notes to Statements of Revenues and Certain Operating Expenses

(b)         Pro Forma Financial Information.

The following pro forma financial statements which reflect the Company’s completed acquisition of properties from Mini Price Storage:

1.              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014

2.              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014

3.              Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013

(d)                             Exhibits

Exhibit Number	Description of Exhibit
23.1	Consent of Haynie & Company, P.C., independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: June 11, 2014	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief
Financial Officer

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Extra Space Storage Inc. (the “Company”) has acquired, in separate transactions, 28 properties located in Alabama, California, Connecticut, Florida, Georgia, Texas, Virginia and Washington for approximately $331.0 million since December 31, 2013.  The acquisition of an additional four properties located in California, Georgia, North Carolina and Texas for a total of approximately $38.0 million is probable.  The probable acquisitions are subject to the completion of due diligence and the satisfaction of other closing conditions, and there can be no assurances that these conditions will be satisfied or that the acquisitions will close on the terms described herein, or at all.

Under the rules and regulations of the Securities and Exchange Commission, properties acquired since December 31, 2013 and probable of acquisition are individually insignificant, but, in the aggregate, are significant. An audit was performed on a 17-property portfolio from various entities affiliated with Mini Price Storage, an unrelated third party. These 17 properties represent the majority of the individually insignificant acquisitions based on purchase price.

The following unaudited pro forma condensed consolidated financial information of the Company for the three months ended March 31, 2014 has been derived from (1) the historical unaudited financial statements of the Company as filed in the Company’s Form 10-Q for the three months ended March 31, 2014 and (2) the historical statements of revenues and certain operating expenses for the Mini Price Storage portfolio.

The following unaudited pro forma condensed consolidated financial information of the Company for the year ended December 31, 2013 has been derived from (1) the historical audited financial statements of the Company as filed in the Company’s Form 10-K for the year ended December 31, 2013, and (2) the historical audited statements of revenues and certain operating expenses for the Mini Price Storage portfolio.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 did not require adjustments to the Company’s unaudited historical financial data to give effect to the acquisition of the Mini Price Storage portfolio, as the acquisition occurred on January 7, 2014 and therefore was already included in the Company’s historical unaudited financial statements as of March 31, 2014.

The pro forma condensed consolidated statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 reflect adjustments to the Company’s historical financial data to give effect to the acquisition of the Mini Price Storage portfolio as if the acquisition had occurred on the first day of each period presented.

The unaudited pro forma adjustments are based on available information. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations for the period would have been as of the date and for the periods indicated, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical financial statements referenced in this filing.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of March 31, 2014

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Pro Forma Adjustments	Pro Forma
	(1)	(2)	Total
Assets:
Real estate assets, net	$3,862,679	$—	$3,862,679

Investments in unconsolidated real estate ventures	89,326	—	89,326
Cash and cash equivalents	47,015	—	47,015
Restricted cash	20,026	—	20,026
Receivables from related parties and affiliated real estate joint ventures	8,966	—	8,966
Other assets, net	95,479	—	95,479
Total assets	$4,123,491	$—	$4,123,491

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$1,664,872	$—	$1,664,872
Premium on notes payable	4,053	—	4,053
Exchangeable senior notes	250,000	—	250,000
Discount on exchangeable senior notes	(15,637)	—	(15,637)
Notes payable to trusts	119,590	—	119,590
Lines of credit	87,000	—	87,000
Accounts payable and accrued expenses	52,886	—	52,886
Other liabilities	37,543	—	37,543
Total liabilities	2,200,307	—	2,200,307

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 115,869,909 shares issued and outstanding at March 31, 2014	1,158	—	1,158
Paid-in capital	1,976,597	—	1,976,597
Accumulated other comprehensive income	7,528	—	7,528
Accumulated deficit	(235,009)	—	(235,009)
Total Extra Space Storage Inc. stockholders’ equity	1,750,274	—	1,750,274
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	80,843	—	80,843
Noncontrolling interests in Operating Partnership	91,042	—	91,042
Other noncontrolling interests	1,025	—	1,025
Total noncontrolling interests and equity	1,923,184	—	1,923,184
Total liabilities, noncontrolling interests and equity	$4,123,491	$—	$4,123,491

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of March 31, 2014

(in thousands, except share data)

(1) Reflects the assets, liabilities, noncontrolling interests and stockholders’ equity of the Company as filed in its Form 10-Q for the three months ended March 31, 2014.

(2) No adjustments were necessary to reflect the Company’s acquisition of the 17-property Mini Price Storage portfolio, as the purchase was completed on January 7, 2014, and was already included in the Company’s historical financial statements as of March 31, 2014.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Three Months Ended March 31, 2014

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Acquisition of Mini Price	Pro Forma	Pro Forma
	(1)	(2)	Adjustments	Total
Revenues:
Property rental	$132,001	$303	$—	$132,304
Tenant reinsurance	13,463	—	—	13,463
Management fees	6,716	—	—	6,716
Total revenues	152,180	303	—	152,483

Expenses:
Property operations	43,482	87	—	43,569
Tenant reinsurance	2,567	—	—	2,567
Acquisition related costs	2,056	—	—	2,056
General and administrative	15,302	—	—	15,302
Depreciation and amortization	28,375	—	94 (3)	28,469
Total expenses	91,782	87	94	91,963

Income from operations	60,398	216	(94)	60,520
				—
Interest expense	(19,598)	—	—	(19,598)
Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(662)	—	—	(662)
Interest income	269	—	—	269
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	—	—	1,213
Income before equity in earnings of unconsolidated real estate ventures and income tax expense	41,620	216	(94)	41,742

Equity in earnings of unconsolidated real estate ventures	2,419	—	—	2,419
Income tax expense	(2,830)	—	—	(2,830)
Net income	41,209	216	(94)	41,331
Net income allocated to Preferred Operating Partnership noncontrolling interests	(2,492)	—	—	(2,492)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,377)	—	—	(1,377)
Net income attributable to common stockholders	$37,340	$216	$(94)	$37,462

Net income per common share
Basic	$0.32			$0.32
Diluted	$0.32			$0.32

Weighted average number of shares
Basic	115,438,325	—	—	115,438,325
Diluted	121,062,845	—	—	121,062,845

Cash dividends paid per common share	$0.40			$0.40

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Three Months Ended March 31, 2014

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-Q for the three months ended March 31, 2014.

(2) Represents the pro forma revenues and operating expenses of the 17-property Mini Price Storage portfolio for the period from January 1, 2014 to the acquisition date, which were not reflected in the historical condensed consolidated statement of operations of the Company, as follows:

Portfolio	Number of Properties	Acquisition Date	Revenues	Operating Expenses
Mini Price	17	1/7/2014	$303	$87

(3) Adjustments include depreciation and amortization expense for the period from January 1, 2014 to the acquisition date, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

	Depreciable Assets	2014 Depreciation	Intangible Assets	2014 Amortization	Total 2014 Depreciation / Amortization
Mini Price	$142,840	$61	$2,973	$33	$94

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2013

(in thousands, except share data)

	Historical Extra Space Storage Inc.	Acquisition of Mini Price Properties	Pro Forma		Pro Forma
	(1)	(2)	Adjustments		Total
Revenues:
Property rental	$446,682	$17,423	$—		$464,105
Tenant reinsurance	47,317	—	—		47,317
Management fees	26,614	—	—		26,614
Total revenues	520,613	17,423	—		538,036

Expenses:
Property operations	140,012	5,281	—		145,293
Tenant reinsurance	9,022	—	—		9,022
Acquisition related costs	8,618	—	—		8,618
General and administrative	54,246	—	—		54,246
Depreciation and amortization	95,232	—	5,645	(3)	100,877
Total expenses	307,130	5,281	5,645		318,056

Income from operations	213,483	12,142	(5,645)		219,980

Gain on sale of real estate assets	960	—	—		960
Loss on extinguishment of debt related to portfolio acquisition	(9,153)	—	—		(9,153)
Interest expense	(71,630)	—	—		(71,630)
Non-cash interest expense related to amortization of discount on equity portion of exchangeable senior notes	(1,404)	—	—		(1,404)
Interest income	749	—	(501	)(4)	248
Interest income on note receivable from Preferred Operating Partnership unit holder	4,850	—	—		4,850
Income before equity in earnings of real estate ventures and income tax expense	137,855	12,142	(6,146)		143,851

Equity in earnings of unconsolidated real estate ventures	11,653	—	—		11,653
Equity in earnings of unconsolidated real estate ventures — gain on sale of real estate assets and purchase of joint venture partners’ interests	46,032	—	—		46,032
Income tax expense	(9,984)	—	—		(9,984)
Net income	185,556	12,142	(6,146)		191,552
Net income allocated to Preferred Operating Partnership noncontrolling interests	(8,006)	—	(49	)(5)	(8,055)
Net income allocated to Operating Partnership and other noncontrolling interests	(5,474)	—	(215	)(5)	(5,689)
Net income attributable to common stockholders	$172,076	$12,142	$(6,410)		$177,808

Net income per common share
Basic	$1.54				$1.60
Diluted	$1.53				$1.60

Weighted average number of shares
Basic	111,349,361	—	—		111,349,361
Diluted	113,105,094	—	—		113,105,094

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2013

(in thousands, except share data)

(1) Reflects the results of operations of the Company as filed in its Form 10-K for the year ended December 31, 2013.

(2) Represents the pro forma revenues and operating expenses for the year ended December 31, 2013 of the 17-property Mini Price Storage portfolio, which were not reflected in the historical condensed consolidated statement of operations of the Company, as follows:

Portfolio	Number of Properties	Acquisition Date	Revenues	Operating Expenses
Mini Price	17	1/7/2014	$17,423	$5,281

(3) Adjustments include depreciation and amortization expense for the period from January 1, 2013 to December 31, 2013, which was not reflected in the historical condensed consolidated statement of operations of the Company.  Adjustments to depreciation and amortization expense are summarized as follows:

	Depreciable Assets	2013 Depreciation	Intangible Assets	2013 Amortization	Total 2013 Depreciation / Amortization
Mini Price	$142,840	$3,663	$2,973	$1,982	$5,645

(4) Interest income was reduced by $501 for the use of net cash in the acquisitions as if the acquisitions had occurred on January 1, 2013.

(5) Net income allocated to Series A Preferred Operating Partnership noncontrolling interests and Operating Partnership and other noncontrolling interests was adjusted to reflect the increase in net income resulting from the acquisitions and other pro forma adjustments as follows:

	Series A Preferred Operating Partnership	Operating Partnership	Total
Increase in net income as a result of acquisitions and other pro forma adjustments:	$5,996	$5,996	$5,996
Weighted average percentage of Operating Partnership units held by noncontrolling interests	0.82%	3.59%	4.41%
Increase in net income allocated to Operating Partnership noncontrolling interests as a result of change in net income	$49	$215	$264

Statements of Revenues and Certain Operating Expenses

and Report of Independent Certified Public Accountants

Mini Price Storage

For the Year ended December 31, 2013 and

for the Three Months Ended March 31, 2014 and 2013 (unaudited)

Independent Auditor’s Report

To the Board of Directors of

Extra Space Storage, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the properties owned by Mini Price Storage (the “Properties”), for the year ended December 31, 2013, and the related notes to the statement of revenues and certain operating expenses (the “Statement”).

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Properties for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/  Haynie & Company, P.C.

Salt Lake City, Utah

June 11,  2014

MINI PRICE STORAGE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(dollars in thousands)

	For the Three Months		For the Year Ended
	Ended March 31,		December 31,
	2014	2013	2013
	(unaudited)	(unaudited)
Revenue
Rents	$4,245	$4,314	$17,103
Other	297	75	320

Total revenues	4,542	4,389	17,423

Certain operating expenses
Property operating expenses	1,304	1,258	5,281

Revenues in excess of certain operating expenses	$3,238	$3,131	$12,142

The accompanying notes are an integral part of these financial statements

Notes to Statements of Revenues and Certain Operating Expenses

1.        ACQUISITION, ORGANIZATION AND BASIS OF PRESENTATION

Acquisition of properties

The accompanying statements of revenues and certain operating expenses relate to the operation of 17 properties owned by different entities affiliated with Mini Price Storage (the “Properties”).  The Properties were acquired by Extra Space Storage Inc. (“Extra Space”) on January 7, 2014.  Extra Space did not hold any ownership interests in the Properties prior to the acquisition.  The Properties consist of land and self-storage facilities located in Virginia.

Basis of presentation

The accompanying statement of revenues and certain operating expenses for the year ended December 31, 2013 was prepared for the purpose of complying with the Securities and Exchange Commission Regulation S-X, Rule 3-14.  The statement is not representative of the actual operations of the Properties for the year ended December 31, 2013 as certain expenses, which may not be comparable to the expenses expected to be incurred by the Properties in future operations, have been excluded as discussed below.  The management of the Properties is not aware of any material factors that would cause the reported financial information not to be indicative of future operating results.

Certain operating expenses include real estate taxes and certain other operating expenses related to the operations of the Properties.  Excluded expenses include mortgage interest, depreciation and amortization and certain other costs not directly related to the future operations of the Properties.

The statements of revenues and certain operating expenses for the three months ended March 31, 2014 and 2013 are unaudited.  In the opinion of management, these interim financial statements reflect all necessary adjustments for a fair presentation of the revenues and certain operating expenses of the respective periods.  All such adjustments are of a normal recurring nature.

2.              REVENUE RECOGNITION

Revenue is principally obtained from tenant rentals under month-to-month operating leases.  The Properties recognize rental revenue daily on a straight line basis over the terms of the leases.  Tenants move in and out throughout the month and revenue is recognized on a pro-rata basis for the days each unit is occupied during the month.  Revenue is recognized for past due tenants until the unit is vacated through either payment or auction.

The Properties recognize revenue for merchandise sales as the sales take place.  Revenue for late fees and other miscellaneous items are included in other revenue as they are earned under the terms of the rental contracts.

3.              EXPENSE RECOGNITION

Property expenses, including utilities, repairs and maintenance and other costs to manage the facilities are recognized as incurred.  Expenses such as real estate taxes and property insurance are recognized over their respective assessment or coverage periods.  The Properties recognize bad debt expense based upon the Properties’ historical collection experience and current economic trends.

4.              USE OF ESTIMATES

The preparation of the statement of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

5.              COMMITMENTS AND CONTINGENCIES

The Properties are not presently involved in any material litigation nor, to management’s knowledge, is any material litigation threatened against the Properties, other than routine legal matters arising in the ordinary course of business.  Management believes the costs, if any, incurred by the Properties related to this litigation will not materially affect the operating results of the Properties.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
23.1	Consent of Haynie & Company, P.C., independent registered public accounting firm.